                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                         ARDEN GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               ARDEN GROUP, INC.

                                     [LOGO]
                           2020 SOUTH CENTRAL AVENUE
                           COMPTON, CALIFORNIA 90220
                                 (310) 638-2842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (the "Company") will be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 13, 2000, at 10:00 a.m., Los Angeles Time, for the following purposes:

    1.  To elect one director for a term of three years;

    2. To ratify the selection of independent certified public accountants for the 2000 fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 25, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder at the meeting and, for 10 days prior to the meeting, during ordinary business hours at Arden Group, Inc., 9595 Wilshire Boulevard, Suite 411, Beverly Hills, California.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                                 /s/ Patricia S. Betance

                                          ASSISTANT SECRETARY

May 5, 2000

            PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
                            IN FURTHER COMMUNICATION

                               ARDEN GROUP, INC.

                                     [LOGO]
                           2020 SOUTH CENTRAL AVENUE
                           COMPTON, CALIFORNIA 90220

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 13, 2000

                             ---------------------

                                PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Arden
Group, Inc. (the "Company") in connection with its solicitation for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 13, 2000, at 10:00 a.m. local time in Los Angeles, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 5, 2000.

    All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as director of the Board of Director's nominee and (ii) the ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting contrary to the manner in which the proxy is to be voted.

    The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation. In addition, Beacon Hill Partners, Inc. ("Beacon Hill") has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, Beacon Hill will be paid a fee of $3,000 plus expenses.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    The Board has fixed the close of business on April 25, 2000, as the record date for the determination of holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on April 25, 2000, there were outstanding 2,193,288 shares of Class A Common Stock and 1,368,984 shares of Class B Common Stock. Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters described in this Proxy Statement (other than the election of a director by the holders of Class B Common Stock) and all other matters which could be properly brought before the Meeting. Each share of Class B Common Stock will entitle the holder thereof to 10 votes on all matters described in this Proxy Statement and most other matters which could be properly brought before the Meeting. As of April 25, 2000, there were approximately 1,289 holders of record of Class A Common Stock and 13 holders of record of Class B Common Stock. The presence, either in person or by properly executed proxy, of both (i) stockholders holding of record a number of shares of Class A Common Stock entitling them to exercise a majority of the voting power of such class of stock and (ii) stockholders holding of record a number of shares of Class B Common Stock entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

PRINCIPAL STOCKHOLDERS

    As of April 25, 2000, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A Common Stock or Class B Common Stock were the following:

                                                             AMOUNT AND
                                                             NATURE OF                          PERCENT
                                                             BENEFICIAL         PERCENT            OF
   TITLE OF CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER  OWNERSHIP(1)      OF CLASS(1)      TOTAL VOTE
--------------------  ------------------------------------  ------------      -----------      ----------
Class A Common Stock  City National Bank, as Trustee           252,163            11.5%            1.6%
                      of the Company's Stock Bonus Plan
                      and Trust (the "Stock Bonus Plan")
                      400 North Roxbury Drive, Suite 500
                      Beverly Hills, CA 90210

Class A Common Stock  Bernard Briskin                          616,749(2)(3)      28.1%            3.9%
                      Arden Group, Inc.
                      9595 Wilshire Blvd., Suite 411
                      Beverly Hills, CA 90212

Class B Common Stock  Bernard Briskin                        1,362,496(3)         99.5%           85.7%

------------------------

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this table, 1,380,400 treasury shares of Company Class A Common Stock are not deemed to be outstanding.

(2) This amount includes the following shares: (i) 186,096 shares held in trust (of which Mr. Briskin is a trustee) for the benefit of Mr. Briskin and his children, and (ii) 98,012 shares held in an Individual Retirement Account by Mr. Briskin's wife. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof. Mr. Briskin shares voting and investment power with respect to the shares referred to in clause (i), and he has no voting or investment power with respect to the shares referred to in clause (ii). Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

(3) This amount excludes 22,000 shares of Class A Common Stock and 4 shares of Class B Common Stock held by The Judy and Bernard Briskin Foundation of which Mr. Briskin serves as a co-trustee. Mr. Briskin disclaims any beneficial ownership with respect to these shares.

    If Mr. Briskin converted all of the Class B Common Stock to Class A Common Stock (convertible on a share for share basis) his and his spouse's beneficial ownership of Class A Common Stock would be increased to 1,979,245 shares or 55.6% of total shares outstanding.

                             ELECTION OF DIRECTORS

    As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.

    Under Article Fourth of the Restated Certificate of Incorporation of the Company, so long as the total number of outstanding shares of Class B Common Stock is equal to or greater than 12.5% of the total aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock are entitled to elect at any meeting therefor only such number of directors as, when added to the number of continuing directors previously elected by the holders of Class A Common Stock, equals 25% of the total number of authorized directors of the Company (rounded up to the nearest whole number); the remaining directors are elected by the holders of the Class B Common Stock. Since the total number of authorized directors is seven, and the holders of Class A Common Stock have previously elected two directors whose terms of office do not expire at the Meeting, the holders of Class A Common Stock are not entitled to elect any directors at the Meeting.

    The holders of Class B Common Stock are entitled to elect two directors at the Meeting and will have 10 votes per share for each director to be elected by such stockholders. The election of the directors requires the affirmative vote of the holders of a plurality of the shares of such class of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of directors.

    The number of authorized directors who are elected by the holders of Class B Common Stock is five. At present, there is one vacancy on the Board of Directors in the directors to be elected by the holders of Class B Common Stock, which director's term expires in 2002. The term of two directors elected by the holders of Class B Common Stock expires with the Meeting.

    The Board of Directors has nominated Mr. Ben Winters, who is presently serving as a director of the Company elected by the holders of Class B Common Stock and whose term of office as a director expires at the Meeting, for election as a director elected by the holders of Class B Common Stock.
Mr. Stuart A. Krieger who also is presently serving as a director of the Company elected by the holders of Class B Common Stock and whose term expires at the Meeting has informed the Company that he will be retiring from the Board of Directors after twenty-two years of service and will not be standing for re-election. Since the Board has not yet completed a search for a qualified person to fill the existing vacancy or replace Mr. Krieger, the Board of Directors will not nominate a second person to be elected a director at the Meeting by the holders of Class B Common Stock and the proxies cannot be voted for more than one nominee. Thus, effective with the Meeting, there will be two vacancies on the Board of Directors in the directors to be elected by the holders of Class B Common Stock. It is anticipated that these vacancies will be filled by qualified persons at a later date, following the Meeting by, as a required by Delaware law, a vote of the directors elected by the holders of Class B Common Stock.

    The Board of Directors recommends a vote FOR the election of Mr. Ben
Winters.

    Management is not aware of any circumstance that would render him unable to serve. However, if he should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors.

    Below is set forth certain information concerning the nominee and the four continuing directors as of April 25, 2000. Certain of this information has been supplied by the persons named:

NOMINEE FOR ELECTION BY CLASS B COMMON STOCKHOLDERS

FOR A THREE-YEAR TERM ENDING IN 2003:

                                                                                   DIRECTOR     TERM
NAME                     AGE      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)  SINCE(2)   EXPIRES
----                   --------   -----------------------------------------------  --------   --------
Ben Winters..........     79      Business Consultant.                               1978       2000

CONTINUING DIRECTORS:

                                                                                   DIRECTOR     TERM
NAME                     AGE      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)  SINCE(2)   EXPIRES
----                   --------   -----------------------------------------------  --------   --------
Bernard Briskin......     75      Chairman of the Board of Directors, President      1970       2001
                                  and Chief Executive Officer of the Company and
                                  Arden-Mayfair, Inc., a subsidiary of the
                                  Company, and Chairman of the Board and Chief
                                  Executive Officer of AMG Holdings, Inc. and
                                  Gelson's Markets, both subsidiaries of
                                  Arden-Mayfair, Inc.

John G. Danhakl......     44      Partner of Leonard Green & Partners since March    1995       2001
                                  1995. Managing Director of Donaldson Lufkin
                                  Jenrette Securities Corporation from March 1990
                                  to February 1995. Director of Big 5 Sporting
                                  Goods, Inc., Communications and Power
                                  Industries, Inc., Twin Laboratories
                                  Corporation, Hechinger/BSQ, Diamond Auto Glass
                                  Works, Liberty Group Publishing and Leslie's
                                  Poolmart, Inc.

Robert A. Davidow....     58      Director and Vice Chairman of WHX Corporation;     1993       2002
                                  private investor.

Daniel Lembark.......     75      Financial Consultant and Certified Public          1978       2001
                                  Accountant.

------------------------

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2) Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company has audit, compensation, investment and nominating committees. Current members of the audit committee are Mr. Lembark, chairman, and Messrs. Krieger and Winters. This committee, which monitors significant accounting policies, approves services rendered by the independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met four times in 1999. Current members of the compensation committee are Mr. Danhakl, chairman, and Messrs. Davidow and Lembark. This committee, which considers and makes recommendations as to salary and incentive compensation awards to senior executive officers, met once in 1999. Current members of the investment committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Winters. This committee defines the short-term investment strategy for the Company and met four times in 1999. Current members of the nominating committee are

Mr. Winters, chairman, and Messrs. Briskin and Krieger. This committee, which was established to select candidates for nomination and election as directors, met once in 1999. The nominating committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend qualified nominees should write to an Assistant Secretary of the Company at 2020 South Central Avenue, Compton, California 90220, and should state the qualifications of persons proposed by them.

    During the 1999 fiscal year, the Board of Directors held seven meetings. Except for Mr. Danhakl, each of the directors attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which they served during such period. Mr. Danhakl attended 67% of all meetings of the Board of Directors and committee of the Board on which he served during the 1999 fiscal year.

COMPENSATION OF DIRECTORS

    During 1999, each non-employee director of the Company was compensated for all services as a director at an annual rate of $22,800 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $4,200 per year.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK BY MANAGEMENT

    The following table shows, as of April 25, 2000, the beneficial ownership of the Company's equity securities by each director or nominee, David M. Oliver, Chief Financial Officer, and by all directors and executive officers as a group.

                                                              AMOUNT AND
                                                              NATURE OF
                                        TITLE OF CLASS        BENEFICIAL          PERCENT OF   PERCENT OF
NAME                                  OF COMPANY'S STOCK     OWNERSHIP(1)          CLASS(1)    TOTAL VOTE
----                                 ---------------------   ------------         ----------   ----------
Bernard Briskin....................  Class A Common Stock        616,749(2)          28.1%         3.9%
                                     Class B Common Stock      1,362,496             99.5%        85.7%
John G. Danhakl....................  Class A Common Stock              0
Robert A. Davidow..................  Class A Common Stock              0
Stuart A. Krieger..................  Class A Common Stock              0
Daniel Lembark.....................  Class A Common Stock              0
David M. Oliver....................  Class A Common Stock              0
Ben Winters........................  Class A Common Stock            500               (3)          (3)
All directors and executive
  officers as a group
  (7 persons)......................  Class A Common Stock        617,249(2)          28.1%         3.9%
                                     Class B Common Stock      1,362,496             99.5%        85.7%

------------------------

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Company Class A Common Stock on which the percentages shown in this table are based does not include 1,380,400 treasury shares of Company Class A Common Stock.

(2) See note (2) and (3) to the table under "Principal Stockholders" set forth above.

(3) Did not exceed 1%.

EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is certain information regarding the persons who presently serve as executive officers of the Company.

NAME                               AGE                POSITIONS AT THE COMPANY
----                             --------   --------------------------------------------
Bernard Briskin................     75      Chairman of the Board of Directors,
                                            President and Chief Executive Officer of the
                                              Company.(1)

David M. Oliver................     42      Chief Financial Officer of the Company.

------------------------

(1) Principal occupation shown has been such for a period of at least five years.

    Mr. Oliver was elected Chief Financial Officer of the Company in
November 1999. Mr. Oliver also serves as Chief Financial Officer of Arden-Mayfair, Inc., and Chief Financial Officer and Secretary of AMG
Holdings, Inc. and Gelson's Markets. From August 1998 until he joined the Company, he worked as an independent consultant. From July 1997 to July 1998, Mr. Oliver served as Senior Vice President, Chief Financial Officer of Hughes Family Markets. He served as Vice President, Controller of The Vons
Companies, Inc. from July 1994 to April 1997 and as Assistant Controller from August 1988 to June 1994. Mr. Oliver was employed by Arthur Andersen & Co. as a Certified Public Accountant in the audit department from June 1979 to May 1988.

    Executive officers of the Company are elected annually by the Company's Board of Directors and serve at the discretion of the Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment
Agreement--Bernard Briskin."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of the ownership and reports of changes of ownership of Class A Common Stock and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended January 1, 2000, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with except for the filing of the initial report on Form 3 by Mr. Oliver following his election as an executive officer in November 1999 which was not filed until January 2000.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    GENERAL. The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended January 1, 2000 exceeded $100,000 in the aggregate.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                        ANNUAL           COMPENSATION AWARDS
                                                     COMPENSATION       ---------------------
                                                  -------------------   SECURITIES-UNDERLYING    ALL OTHER
                                                   SALARY     BONUS         OPTIONS/SARS        COMPENSATION
NAME AND PRINCIPAL POSITION(1)           YEAR       ($)        ($)             (#)(3)            ($)(4)(5)
------------------------------         --------   --------   --------   ---------------------   ------------
Bernard Briskin,.....................    1999     511,563    626,299                               12,800
  Chief Executive Officer                1998     507,000    599,297                               12,800
                                         1997     500,000    496,780                               12,800

Ernest T. Klinger(2), ...............    1999     125,194          0                               43,386
  Former CFO, VP Finance &               1998     190,000     40,000            7,000              12,800
  Administration                         1997     190,000     40,000                               12,800

------------------------

(1) David M. Oliver, Chief Financial Officer, joined the Company in November 1999 at an annual salary of $150,000.

(2) Mr. Klinger resigned as officer of the Company and terminated his employment in June 1999.

(3) The Company did not grant to Mr. Briskin or Mr. Klinger any restricted stock or stock options and made no payout to them on any long-term incentive plan in fiscal years 1999, 1998 or 1997. Stock appreciation rights covering 7,000 shares of Class A Common Stock granted to Mr. Klinger terminated upon his resignation in June 1999.

(4) Includes the Company's contributions to the Arden Group, Inc. 401(k) Retirement Savings Plan and the Arden Group, Inc. Stock Bonus Plan. In 1999, Mr. Briskin was allocated $12,800 to his 401(k) account and $0 to his Stock Bonus Plan account.

(5) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the compensation received by Mr. Briskin in any of the years for which compensation information is reported or by Mr. Klinger in 1998 or 1997. Other compensation for Mr. Klinger includes a Company automobile transferred to him in 1999 in connection with the termination of his employment.

    No stock appreciation rights were granted or exercised during the 1999 fiscal year. There were no unexercised stock appreciation rights held by executive officers at January 1, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has a Compensation Committee. In 1999, the Compensation Committee was comprised of the following directors, none of whom are or have been officers or employees of the Company:

                       John G. Danhakl, Chairman
                       Robert A. Davidow
                       Daniel Lembark

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for the development of Company policies relating to executive compensation. The Committee's principal objective is to aid the Company in achieving its goals by the establishment of compensation policies which will attract and retain superior talent and also reward performance.

    The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an Employment Agreement dated May 13, 1988, as amended by amendment dated April 27, 1994 and an amendment dated January 1998, effective January 1, 1997 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Briskin's base salary is increased annually based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. His annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Employment Agreement) plus
3 1/2% of Pre-Tax Profits in excess of $2,000,000. Since Mr. Briskin's bonus is determined on the basis of the Pre-Tax Profits of the Company, a portion of his compensation is directly related to the performance of the Company.
Mr. Briskin's bonus arrangement for 1997 and years following was approved by stockholders in 1998. Under the Employment Agreement, for 1999 Mr. Briskin's annual base salary was $511,563 and his bonus was $626,299. On January 1, 2000, his annual base salary was increased, in accordance with the terms of the Employment Agreement, to $524,355.

    As to executives other than Mr. Briskin, the Committee recommends compensation for them to the Board of Directors. Such compensation is designed to achieve an overall level of compensation which is competitive with other companies in the supermarket business in Southern California. By taking into account the individual performance, responsibility and achievement level of the executives involved and the annual and long-term performance of the Company, the actual compensation level for such executives recommended by the Committee may be greater or less than the average of competitive levels in such other companies. Accordingly, the Committee exercises its best judgment in setting executive compensation based upon a number of internal, external and individual factors.

    The Company's Stock Bonus Plan and Phantom Stock Plan are included as a component of executive compensation and this, as well as the other factors, operates to link a portion of executive compensation to Company profitability.

    In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 2000 fiscal year will exceed the $1,000,000 IRS deduction cap since the amount of Mr. Briskin's annual bonus arrangement should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.

John G. Danhakl, Chairman
Robert A. Davidow
Daniel Lembark

Members of the Compensation Committee.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative stockholder return on the Arden Group, Inc. Class A Common Stock ("Stock") with the cumulative total return of the S&P 500 Stock Index and the S&P Food Retailers Index for the five-year period ending December 31, 1999. The graph assumes that $100 was invested on December 31, 1994 in the Stock and in each of the above-mentioned indices with all dividends reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      ARDEN GROUP, INC.  S&P 500 INDEX  S&P FOOD RETAILERS INDEX
1994             100.00         100.00                    100.00
1995             130.77         137.58                    128.10
1996             118.68         169.17                    148.71
1997             213.19         225.60                    194.17
1998             351.65         290.08                    281.87
1999             316.48         351.12                    164.17

STOCK BONUS PLAN

    The Stock Bonus Plan is a non-contributory trusteed profit sharing plan which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). All non-union employees over 18 years of age who complete 1,000 hours of service are eligible to become participating employees in the Stock Bonus Plan. Contributions to the Stock Bonus Plan for any fiscal year, as determined by the Board of Directors, are discretionary, but in no event are to exceed 15% of the annual aggregate salaries of those employees eligible for participation in the Stock Bonus Plan. Any assets of the Stock Bonus Plan which are not invested in the Company's Class A Common Stock may be invested in certain government backed securities. Contributions to the Stock Bonus Plan are allocated among eligible participants in the proportions of their salaries to the salaries of all participants. There were no contributions to the Stock Bonus Plan in 1999.

PHANTOM STOCK PLAN

    In 1998, the Company adopted a Phantom Stock Plan (the "Phantom Plan") which provides for the granting of units covering up to 35,000 shares of the Company's Class A Common Stock to persons who are at the vice president or higher level of the Company. Each unit entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the fair market value of such share on the date specified by the committee administrating the Phantom Plan at the time of grant. All of the units vest after the first year at 25% each year over a four year period and expire five years from the date of grant. No units were granted or exercised in 1999. As of January 1, 2000, units covering 10,000 shares of Class A Common Stock remain outstanding.

ARDEN GROUP, INC. 401(k) RETIREMENT SAVINGS PLAN

    Effective January 1, 1992, the Company's Board adopted the Arden
Group, Inc. 401(k) Retirement Savings Plan (the "Company Savings Plan"). All non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed at least one year of service with any of such companies are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 15% of such employee's annual compensation to the Company Savings Plan on a tax-deferred basis, subject to a limitation that the annual elective contribution may not exceed an annual indexed dollar limit determined pursuant to the Code ($10,000 in 1999). Annual contributions are made by the Company in a discretionary amount as determined by the Company each year. Contributions accrued for the Company Savings Plan in 1999 and contributed in early 2000 were $588,078.

EMPLOYMENT AGREEMENT--BERNARD BRISKIN

    Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc. and the Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets pursuant to an employment agreement which was entered into as of May 1988, amended in April 1994 retroactive to January 1, 1994 and further amended in January 1998, effective in January 1997 (the Agreement as amended is hereinafter referred to as the "Second Amendment"). The Second Amendment has a term ending at January 1, 2004 and provides that the term thereof is subject to automatic extension thereafter for periods of one fiscal year each unless either his employers or Mr. Briskin gives notice of termination not less than 15 months nor more than 18 months prior to the date upon which the term of the Second Amendment will expire.

    The Second Amendment provides for an annual base salary of $500,000 and a bonus based upon the Pre-Tax Profits of the Company. The annual base salary is subject to increases on January 1 of each year commencing January 1, 1998 based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. The annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Second Amendment) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000.

    The Second Amendment also provides for certain expense reimbursement and personal benefits, including payment or reimbursement for uninsured medical expenses of Mr. Briskin and his immediate family up to a maximum of $200,000 during any calendar year, and annual retirement compensation equal to twenty-five percent of Mr. Briskin's average base salary and bonus earned in the last three fiscal years prior to his retirement and continuation of health insurance benefits and automobile allowance. In addition, if he becomes permanently disabled, dies or his employment is terminated prior to January 1, 2004, the cumulative unpaid portion of two notes from Mr. Briskin to the Company, in the amount of $175,000 as of March 1, 2000, will be forgiven. The maturity dates of the two notes was extended to December 31, 2003 with equal annual principal payments of $40,000 plus interest at 6% per annum.

    The Second Amendment provides that its terms will be subject to review during the 2002 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, the terms of the Second Amendment may be modified.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's Board of Directors, upon recommendation of its Audit Committee, has selected PricewaterhouseCoopers L.L.P. ("PricewaterhouseCoopers"), independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2000 fiscal year. PricewaterhouseCoopers has audited the books, records and accounts of the Company and its subsidiaries for a number of years. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, other certified public accountants will be appointed by the Board on recommendation of the Audit Committee.

    It is anticipated that representatives of PricewaterhouseCoopers will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

    Ratification of the selection of independent public accountants for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

    The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

                           CERTAIN OTHER TRANSACTIONS

    In connection with the purchase by Mr. Briskin of shares of the Company's Class A Common Stock in 1979 and 1980, the Company loaned Mr. Briskin $212,500 and $303,750, respectively. The maturity dates of such notes were modified effective January 1, 1997. Interest on the unpaid principal of such loans is payable at the rate of 6% per annum payable annually on or before December 31 of each year. Principal on the $212,500 note is payable in annual installments at a rate of $16,464.89 commencing December 31, 1997 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. Principal on the $303,750 note is payable in annual installments at a rate of $23,535.11 commencing on December 31, 1997 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. The foregoing notes are collateralized by 180,000 shares of the Company's
Class B Common Stock. The outstanding principal balance of the two notes as of December 31, 1999 was $175,000.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the next Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations, any such proposal must be received by any Assistant Secretary of the Company no later than January 5, 2001 in order for it to be includable in the proxy statement for such Annual Meeting. If a stockholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 21, 2001.

                                          By Order of the Board of Directors

                                                 /s/ Patricia S. Betance

                                          ASSISTANT SECRETARY

May 5, 2000

PROXY                                                             CLASS A COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 13, 2000 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

1. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of PricewaterhouseCoopers as independent public accountants of the Company.

                     (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________

                                                    Signature __________________

                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign, if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                 YOUR VOTE IS IMPORTANT.

PROXY                                                             CLASS B COMMON
                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 13, 2000 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

1.  ELECTION OF DIRECTORS
    FOR / / The nominee listed below
    WITHHOLD AUTHORITY / / to vote for the nominee listed below

       Ben Winters

2. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of PricewaterhouseCoopers as independent public accountants of the Company.

                     (Continued and to be signed on other side)

                          (Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________

                                                    Signature __________________

                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign, if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                 YOUR VOTE IS IMPORTANT.